Exhibit 11



                                 OM Group, Inc.
              Statement Regarding Computation Of Earnings Per Share




                                                                                    Year ended December 31,
                                                                  ------------------------------------------------------
                                                                         1996                1995                 1994
                                                                  ------------------------------------------------------
                                                                            (in thousands, except per share data)

Primary

        Average shares outstanding                                        18,624             18,638             18,716
        Net effect of dilutive stock options - based
               on the treasury stock method using
               average market price                                          642                500                396

                                                                 ======================================================
        Totals                                                            19,266             19,137             19,112
                                                                 ======================================================

        Net income                                                       $30,047            $25,933            $20,742
                                                                 ======================================================

        Per share amount                                                   $1.56              $1.36              $1.09
                                                                 ======================================================




Fully Diluted

        Average shares outstanding                                        18,624             18,638             18,716
        Net effect of dilutive stock options - based
               on the treasury stock method using the
               year-end market price, if higher than
               average market price                                          669                564                459

                                                                 ======================================================
        Totals                                                            19,293             19,202             19,175
                                                                 ======================================================

        Net income                                                       $30,047            $25,933            $20,742
                                                                 ======================================================

        Per share amount                                                   $1.56              $1.35              $1.08
                                                                 ======================================================